UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2016
Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 4, 2016, we issued a press release with respect to our first quarter 2016 results. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The press release contains non-GAAP financial measures we call “adjusted net loss” and “discretionary cash flow” (discussed below) that may be deemed non-GAAP financial measures as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). The most directly comparable generally accepted accounting principle (“GAAP”) financial measure and information reconciling the GAAP and non-GAAP financial measures “adjusted net loss” and “discretionary cash flow” are also included in the press release.

In the press release, we refer to non-GAAP financial measures we call “discretionary cash flow” and “adjusted net loss.” Management believes that these non-GAAP financial measures of discretionary cash flow and adjusted net loss are useful to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the oil and gas exploration and production industry. Management believes that discretionary cash flow is a financial indicator of our company’s ability to internally fund capital expenditures and service debt.  Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income or loss, as defined by GAAP.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 29, 2016, we were notified by the New York Stock Exchange (“NYSE”) that we were not in compliance with the NYSE's continued listing requirements, as the average closing price of our shares of common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE under Rule 802.01C of the NYSE Listed Company Manual. Under the NYSE’s rules, we have six months following receipt of the notification to regain compliance with the minimum share price requirement.

As required by the NYSE, we will notify the NYSE within ten business days of our intent to cure the deficiency and return to compliance with the NYSE continued listing requirements.    We can regain compliance at any time during the six month cure period if on the last trading day of any calendar month during the cure period, our common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading day period ending on the last trading day of that month. If we do not notify the NYSE that we intend to cure the deficiency as described above, then the NYSE could commence delisting procedures. Under NYSE rules, our common stock will continue to be listed on the NYSE during this six month period, subject to our compliance with other continued listing requirements. Our common stock symbol "SGY" will be assigned a ".BC" indicator by the NYSE to signify that we currently are not in compliance with the NYSE's continued listing requirements. If we fail to regain compliance with Section 802.01C during the cure period, our common stock will be subject to the NYSE's suspension and delisting procedures.

The proxy statement for our 2016 Annual Meeting of Stockholders to be held on Thursday, May 19, 2016, includes a proposal that, if approved by stockholders at the meeting, would permit our board of directors to implement a reverse stock split of our common stock as a means to address such non-compliance with the NYSE’s minimum stock price requirement, if the board of directors were subsequently to determine to proceed with the reverse stock split.

On May 4, 2016, we issued a press release with respect to our first quarter 2016 results, including the receipt of the notice of noncompliance from the NYSE. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

The information set forth under Items 2.02 and 3.01 of this Current Report on Form 8-K are hereby incorporated in Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated May 4, 2016, “Stone Energy Corporation Announces First Quarter 2016 Results”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: May 4, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 4, 2016, “Stone Energy Corporation Announces First Quarter 2016 Results”